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                                                                   EXHIBIT 10.16









                    GADZOOKS, INC. DEFERRED COMPENSATION PLAN









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                                TABLE OF CONTENTS

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ARTICLE I TITLE AND DEFINITIONS...................................................................................1
   1.1 Title......................................................................................................1
   1.2 Definitions................................................................................................1

ARTICLE II PARTICIPATION..........................................................................................4

ARTICLE III SOURCES OF DEFERRALS..................................................................................4
   3.1 Elections to Defer Compensation............................................................................5
   3.2 Discretionary Credits by Company...........................................................................5
   3.3 Maximum 401(k) Contributions...............................................................................6
   3.4 Deemed Investment Elections................................................................................6

ARTICLE IV DEFERRAL ACCOUNTS......................................................................................7
   4.1 Deferral Accounts..........................................................................................7

ARTICLE V VESTING.................................................................................................7

ARTICLE VI DISTRIBUTIONS..........................................................................................8
   6.1 Distribution of Distributable Amount.......................................................................8
   6.2 Early Distributions........................................................................................9
   6.3 Hardship Distributions....................................................................................10
   6.4 Inability to Locate Participant...........................................................................10

ARTICLE VII ADMINISTRATION.......................................................................................11
   7.1 Committee.................................................................................................11
   7.2 Committee Action..........................................................................................11
   7.3 Powers and Duties of the Committee........................................................................11
   7.4 Construction and Interpretation...........................................................................12
   7.5 Information...............................................................................................12
   7.6 Compensation, Expenses and Indemnity......................................................................12
   7.7 Quarterly Statements......................................................................................13
   7.8 Disputes..................................................................................................13

ARTICLE VIII MISCELLANEOUS.......................................................................................14
   8.1 Unsecured General Creditor................................................................................14
   8.2 Restriction Against Assignment............................................................................14
   8.3 Withholding...............................................................................................14
   8.4 Amendment, Modification, Suspension or Termination........................................................15
   8.5 Adoption by Affiliates....................................................................................15
   8.6 Governing Law.............................................................................................15
   8.7 Receipt of Release........................................................................................15
   8.8 Payments on Behalf of Persons Under Incapacity............................................................15
   8.9 Limitation of Rights and Employment Relationship..........................................................15
   8.10 Headings.................................................................................................16

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                           DEFERRED COMPENSATION PLAN


         WHEREAS, Gadzooks, Inc. (the "Company") desires to establish, effective as of February 1, 1998, the Gadzooks, Inc. Deferred Compensation Plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary, commissions and bonuses;

         NOW, THEREFORE, the terms of the Plan are as follows:

                                    ARTICLE I
                              TITLE AND DEFINITIONS

         1.1 Title.

                  This Plan shall be known as the Gadzooks, Inc. Deferred Compensation Plan.

         1.2 Definitions.

                  Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below:

                  (a) "Account" or "Accounts" shall mean a Participant's Deferral Account.

                  (b) "Base Salary" shall mean a Participant's annual base salary, excluding bonus, incentive compensation and all other remuneration for services rendered to Company and shall be determined without reduction for any salary reduction contributions to a qualified plan with a deferral feature under
Section 401(k) of the Code or a plan established pursuant to Section 125 of the Code.

                  (c) "Beneficiary" or "Beneficiaries" shall mean, at the relevant time, the person or persons, including a trustee, personal representative or other fiduciary, last designated by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. However, no designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by the Participant's then existing spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal


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representative to be appointed, but not to exceed 180 days after the
Participants' death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid, unless otherwise required by law, (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is dully appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by the Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of the Company.

         (d) "Board of Directors" or "Board" shall mean the board of directors of the Company.

         (e) "Bonuses" shall mean such cash amounts of income in addition to Base Salary and Commissions as Company may determine to pay to an employee, as determined in the sole and absolute discretion of Company, or as determined by a formula established in the discretion of the Company.

         (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

         (g) "Committee" shall mean the committee appointed by the Board to administer the Plan in accordance with Article VII.

         (h) "Commissions" shall mean a Participant's remuneration earned from Company that is designated as such and that is dependent on sales activity and does not constitute Base Salary or Bonuses.

         (i) "Company" shall mean Gadzooks, Inc. and any successor corporations.

         (j) "Company Credits" shall mean Company Credits described in Section
3.2 hereof.

         (k) "Compensation" shall mean the Base Salary, Commissions and Bonuses that the Participant is entitled to receive for services rendered to the Company.

         (l) "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each participant that is credited or debited, as the case may be, with amounts



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equal to (i) the portion of the Participant's Compensation that he or she elects to defer under Section 3.1, (ii) the amounts credited under Sections 3.2, (iii) earnings or losses pursuant to Section 4.1, and (iv) amounts deducted pursuant to Section 3.3.

         (m) "Distributable Amount" shall mean, as of any particular time, the balance in the Participant's Deferral Account as determined under Article IV, less (i) any credited amounts that are attributable to any non-vested Company Credits and (ii) any net earnings on such non-vested Company Credits.

         (n) "Early Distribution" shall mean an election by a Participant in accordance with Section 6.2 to receive a withdrawal of amounts from his or her Deferral Account prior to the time in which such Participant would otherwise be entitled to such amounts.

         (o) "Effective Date" shall mean February 1, 1998.

         (p) "Eligible Employee" shall mean a member of a select group of management or a highly compensated employee that is designated by the Company for participation in this Plan and who has not been removed by the Committee from participation.

         (q) "401(k) Plan" shall mean the Gadzooks, Inc. Savings Plan, as it shall be amended from time to time.

         (r) "Fund" or "Funds" shall mean one or more of the investment funds selected and communicated by the Committee pursuant to Section 3.4(a).

         (s) "Hardship Distribution" shall mean a distribution described in
Section 6.3 hereof.

         (t) "Initial Election Period" shall mean, for those who are Eligible Employees on February 1, 1998, the 30-day period immediately prior to such date and, for all other Eligible Employees, the 30-day period following the time he or she is designated by the Company as an Eligible Employee.

         (u) "Interest Rate" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month or other relevant period.

         (v) "Maximum 401(k) Contributions" shall mean, for a given Plan Year, the least of: (1) the Participant's total deferrals of Compensation under
Section 3.1 (excluding investment earnings and reduced by investment losses and expenses) attributable to Base Salary earned and any Bonus that was payable in that Plan Year; (2) the maximum elective deferrals that the Participant can make to the 401(k) Plan under the limitations in Code Sections 402(g) and 415 for that Plan Year, determined by the Company at the end of that Plan Year after taking into account all contributions actually made by or on behalf of the Participant to the 401(k) Plan for that Plan Year; or (3) the maximum elective deferrals that the Company determines pursuant to Section 3.3 may be made by the Participant for that Plan Year based on the Company's preliminary testing of the 401(k) Plan's compliance with the actual deferral percentage and actual



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contribution percentage discrimination testing for that Plan Year described in
Code Section 401(k)(3), after taking into account all elective deferrals actually made by the Participant for that Plan Year.

         (w) "Participant" shall mean any Eligible Employee who becomes a Participant in accordance with Article II.

         (x) "Payment Date" shall mean a date selected by the Committee that is no later than sixty (60) days after the earlier of (1) the first day of the month following the end of the calendar quarter in which the Participant's employment terminates for any reason, or (2) a relevant Scheduled Withdrawal Date.

         (y) "Plan" shall mean the Gadzooks, Inc. Deferred Compensation Plan set forth herein, or as amended from time to time.

         (z) "Plan Year" shall mean the 12 consecutive month period beginning on each January 1 and ending on December 31.

         (aa) "Scheduled Withdrawal Date" shall mean the distribution date that may be elected by the Participant for an in-service withdrawal, pursuant to
Section 6.1(c), of amounts of Compensation deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.

                                   ARTICLE II
                                  PARTICIPATION

         An Eligible Employee shall become a Participant in the Plan by electing to defer a portion of his or her Compensation in accordance with Section 3.1. An Eligible Employee who completes the requirements of the preceding sentence shall commence participation in this Plan as of the first day of the month in which Compensation is so deferred. Notwithstanding any provision to the contrary, if it is determined or reasonably believed, based on a judicial or administrative determination or an opinion of Company's legal counsel that a Participant is not a member of a select group of management or a highly compensated employee, such individual shall cease to be a Participant and his Distributable Amount shall be paid to him in a lump sum as soon as practicable after the determination is made that he is not a management or highly compensated employee.

                                   ARTICLE III
                              SOURCES OF DEFERRALS

         3.1 Elections to Defer Compensation. A Participant may elect in accordance with this Section 3.1 to suspend current payment of his Bonuses, Base Salary or Commissions and agree to payment of such amounts in future years.



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                  (a) Initial Election Period. Subject to the provisions of
Article II, each Eligible Employee may initially elect to defer Base Salary, Bonuses and or Commissions by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

                  (b) General Rule. The Compensation which an Eligible Employee may elect to defer is, except as otherwise provided for Bonuses in Section 3.1(c), Compensation earned after the time at which the Eligible Employee elects to defer in accordance with this Section 3.1 and shall be a flat dollar amount or percentage which shall not exceed 100% of the Eligible Employee's Base Salary, Bonuses and Commissions, provided that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy Social Security taxes (including Medicare), income taxes and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee. The minimum contribution which may be made in any Plan Year by an Eligible Employee shall not be less than $5,000, provided such minimum contribution can be satisfied from deferrals of Base Salary and/or Bonus and/or Commission deferrals.

                  (c) Duration of Compensation Deferral Election. A Participant may increase, decrease or terminate a deferral election with respect to Base Salary or Commissions for any subsequent Plan Year by filing a new election on or before December 15, which election shall be effective on the first day of the next following Plan Year. An Eligible Employee's Initial Election to defer Bonuses payable for 1998 must be filed by February 1, 1998. Any subsequent election with respect to Bonuses must be filed by November 1 of the year just prior to the year in which the Bonus is to be earned. All elections with respect to Bonuses are for one Plan Year only.

                  (d) Elections other than Elections during the Initial Election Period. Subject to the limitations of Section 3.1(b) above, any Eligible Employee who fails to elect to defer Compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior Compensation deferral election may elect to again defer Compensation, by filing an election, on a form provided by the Committee, to defer Compensation as described in Sections 3.1(b) and 3.1(c) above. An election to defer Compensation must be filed in a timely manner in accordance with the other provisions of this Section 3.1.

         3.2 Discretionary Credits by Company. The Board may, in its sole discretion, agree at any time to pay amounts of deferred compensation to Participants hereunder. Such amounts shall be in addition to any deferrals by Participants under Section 3.1 hereof and are herein referred to as "Company Credits." Company Credits may be based on individual or business performance criteria and may be made subject to vesting provisions. Participants shall be notified of the terms and provisions of all Company Credits.

         3.3 Maximum 401(k) Contributions. On or before the January 31st immediately following the end of any Plan Year beginning on or after the Effective Date during which a Participant has made deferrals of Compensation payable during that Plan Year, the Company shall determine the Maximum 401(k) Contribution that each such Participant would be permitted to make to the 401(k) Plan for that Plan Year, based on preliminary actual deferral percentage and actual contribution percentage testing for the 401(k) Plan for that Plan Year in accordance with



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Code Section Sections 401(k)(3) and 402(g), taking into account any elective deferrals actually contributed to the 401(k) Plan by or on behalf of the Participant for that Plan Year and other relevant factors. As soon as practicable after the Maximum 401(k) Contribution for each such Participant for that Plan Year has been determined, but in all events no later than the March 15th immediately the end of that Plan Year, the Company shall deduct the Participant's Maximum 401(k) Contribution amount for that Year from the Participant's Deferral Account and pay that amount in one lump sum either to the 401(k) Plan as an additional elective deferral on the Participant's behalf or to the Participant as additional compensation for that Year, as elected by the Participant as a part of his or her Compensation deferral election for that Plan Year and made prior to that Plan Year. Notwithstanding anything to the contrary, under no circumstances shall the Participant be permitted to change his or her election with respect to the Maximum 401(k) Contribution for any Plan Year on or after the beginning of that Plan Year nor in any way accelerate or extend the date the amount of the Maximum 401(k) Contribution is to be paid to the Participant or the 401(k) Plan pursuant to this Section 3.3. A Participant's Maximum 401(k) Contribution amount shall be paid from the Plan only at the time described in this Section 3.3 and the provisions of Article VI shall not apply to the Maximum 401(k) Contribution amount for any Plan Year.

         3.4 Deemed Investment Elections.

                  (a) At the time of making the deferral elections described in
Section 3.1, the Participant shall designate, on a form provided by the Committee, the investment funds the Participant's Deferral Account will be deemed to be invested in for purposes of determining the amount of earnings (and losses) to be credited (or debited) to that Account. In making the designation pursuant to this Section 3.4, the Participant may specify that all or any multiple of his Deferral Account (equal to or greater than 10% (but not more than 100%) in whole percentage increments) shall be deemed to be invested in one or more of the types of investment funds selected and communicated from time to time by the Committee (the "Funds"). Effective as of the end of any calendar quarter, a Participant may change the designation made under this Section 3.4 by filing an election, on a form provided by the Committee, at least 30 days prior to the end of such quarter. If a Participant fails to elect a fund under this
Section 3.4, he or she shall be deemed to have elected a money market type of investment fund.

                  (b) Although the Participant may designate the deemed investments, neither the Company, nor the Committee shall be obligated to actually make any such investments. The Interest Rate of each of the Fund(s) designated by a Participant shall be used to determine the amount of earnings or losses to be credited or debited to Participant's subaccount for that Fund under
Article IV.



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                                   ARTICLE IV
                                DEFERRAL ACCOUNTS

         4.1 Deferral Accounts.

                  The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("investment fund subaccounts"), each of which corresponds to a Fund elected by the Participant pursuant to
Section 3.4(a). A Participant's Deferral Account shall be credited or debited as follows:

                  (a) As of the last day of each month, the Committee shall credit the investment fund subaccounts of the Participant's Deferral Account with an amount equal to Compensation deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under
Section 3.1; that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed invested in a particular Fund shall be credited to the investment fund subaccount corresponding to that Fund;

                  (b) The Committee shall, as directed by the Board, credit the investment fund subaccounts of the Participant's Deferral Account with an amount equal to any Company Credits that the Board may grant from time to time.

                  (c) The amount of the Maximum 401(k) Contribution for a Participant made pursuant to Section 3.3 shall be deducted pro rata from the various investment subaccounts of the Participant at the time specified in
Section 3.3.

                  (d) As of the last day of each month, each investment fund subaccount of a Participant's Deferral Account shall be credited (or debited) with earnings (or losses) in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding month by the Interest Rate for the corresponding Fund.

                  (e) In the event that a Participant elects for a given Plan Year's deferral of Compensation to have a Scheduled Withdrawal Date, all amounts attributed to the deferral of Compensation for such Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and investment gains and losses associated with such withdrawal.

                                    ARTICLE V
                                     VESTING

         All amounts credited to a Participant's Deferral Account, except for all amounts attributable to Company Credits, shall be 100% vested at all times. All amounts in the Deferral Account that are attributable to Company Credits shall be vested at any particular time only to the extent provided by the Board at the time it grants the Company Credits pursuant to Section 3.2 hereof.



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                                   ARTICLE VI
                                  DISTRIBUTIONS

         6.1 Distribution of  Distributable Amount.

                  (a) Distribution Without Scheduled Withdrawal Date. Except as otherwise provided in Section 6.1(b) hereof, in the case of a Participant who terminates employment with Company and has an Account balance of more than $25,000, the Company shall pay such Participant's Distributable Amount to the Participant (and after his or her death to his or her Beneficiary) from among the following optional forms of benefit as elected by the Participant on the most recent effective deferral form executed and given by the Participant:

                           (1) A single lump sum distribution beginning on the
Participant's Payment Date.

                           (2) Substantially equal quarterly installments over
five (5) years beginning on the Participant's Payment Date.

                           (3) Substantially equal quarterly installments over
ten (10) years beginning on the Participant's Payment Date.

                           (4) Substantially equal quarterly installments over
fifteen (15) years beginning on the Participant's Payment Date.

                           A Participant may modify the optional form of benefit
that he or she has previously elected, provided such modification occurs more than one (1) year before the Participant terminates employment with Company.

                           In the event a Participant fails to properly elect an
optional form of benefits, the Participant's Distributable Amount will be distributed in forty (40) quarterly installments beginning on his or her Payment Date.

                  The foregoing notwithstanding, in the case of a Participant who terminates service with the Company and has a Distributable Amount of $25,000 or less, the Distributable Amount shall be paid to the Participant (and after his or her death to his or her Beneficiary) in a lump sum distribution on the Participant's Payment Date.

                  In the event a Participant dies after he has left the employ of the Company and still has a Distributable Amount, the balance shall continue to be paid in the same mode as it was being paid to the Participant.

                  The Participant's Account shall continue to be credited (or debited) with earnings (or losses) pursuant to Section 4.1 of the Plan until the Participant's entire Distributable Amount under the Plan has been distributed.



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                  (b) Certain Involuntary Terminations. Notwithstanding Section
6.1(a), in the event a Participant's employment with the Company is terminated involuntarily without "cause" (as defined in any employment or other agreement between the Company and the Participant), the Company shall distribute such Participant's Distributable Amount to the Participant (or after his or her death to his or her Beneficiary) in a single lump sum distribution beginning on the Participant's Payment Date.

                  (c) Distribution With Scheduled Withdrawal Date. In the case of a Participant who has elected a Scheduled Withdrawal Date for a distribution while still in the employ of the Company, such Participant shall receive his or her Distributable Amount, but only with respect to those deferrals of Compensation and earnings on such deferrals of Compensation as shall have been validly elected by the Participant to be subject to the Scheduled Withdrawal Date in accordance with Section 1.2(aa) of the Plan. A Participant's Scheduled Withdrawal Date with respect to amounts of Compensation deferred in a given Plan Year can be no earlier than two years from the last day of the Plan Year for which the deferrals of Compensation are made. A Participant may extend the Scheduled Withdrawal Date for the deferral of Compensation for any Plan year, provided such extension occurs more than one year before the previous Scheduled Withdrawal Date and is for a period of not less than two years from the previous Scheduled Withdrawal Date. The Participant shall have the right to twice extend any Scheduled Withdrawal Date, provided the second such modification shall only be effective if consented to by Company. In the event a Participant terminates employment with Company prior to a Scheduled Withdrawal Date, the portion of the Participant's Account associated with Scheduled Withdrawal Date which have not occurred prior to such termination shall be distributed in a lump sum.

         6.2 Early Distributions.

                  A Participant shall be permitted to elect an Early Distribution from his or her Deferral Account prior to the Payment Date, subject to the following restrictions:

                  (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

                  (b) The amount of the Early Distribution shall in all cases be an amount no less than 45%, and no more than 90%, of the Distributable Amount as of the end of the calendar month as of which the distribution is to be made.

                  (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

                  (d) If a Participant receives an Early Distribution, an amount equal to 11.111% of the amount of the distribution, shall be permanently forfeited and subtracted from the Distributable Amount remaining immediately after the distribution and neither the Company nor the Plan shall have any obligation to the Participant or his Beneficiary with respect to such forfeited amount.



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                  (e) If a Participant receives an Early Distribution of either all or a part of his Deferral Account, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and for the following Plan Year.

         6.3 Hardship Distributions. The Committee may, in its sole discretion, permit a distribution to a participant of all or a portion of the Participant's Distributable Amount in the event the Committee determines that such distribution is reasonably needed to satisfy an emergency need arising from an unforeseeable emergency ("Hardship Distribution"). No Hardship Distribution may exceed the amount reasonably needed to satisfy the emergency need. For purposes of this Section, the term "unforeseeable emergency" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of the events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

                           (i) through reimbursement or compensation by
insurance or otherwise,

                           (ii) by liquidation of the Participant's assets, to
the extent the liquidation of such assets would not itself cause severe financial hardship, or

                           (iii) by cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

         6.4 Inability to Locate Participant.

                  In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the Participant's Deferral Account, shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without the accrual of interest or earnings thereon after the Payment Date.

                                   ARTICLE VII
                                 ADMINISTRATION

         7.1 Committee.

                  A committee of individuals (who need not be members of the Board) shall be appointed by, and serve at the pleasure of, the Board to administer the Plan (the "Committee"). The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering



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

a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

         7.2 Committee Action.

                  The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

         7.3 Powers and Duties of the Committee.

                  (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, without limitation, the following:

                           (1) To select the Funds in accordance with Section
3.4(a) hereof;

                           (2) To construe and interpret the terms and
provisions of this Plan;

                           (3) To compute and certify to the amount and kind of
benefits payable to Participants and their Beneficiaries;

                           (4) To maintain all records that may be necessary for
the administration of the Plan;

                           (5) To provide for the disclosure of all information
and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                           (6) To make and publish such rules for the regulation
of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

                           (7) To appoint a plan administrator or any other
agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

                           (8) To take all actions necessary for the
administration of the Plan, including determining whether to hold or discontinue the Policies.

         7.4 Construction and Interpretation.

                  The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including, but not limited to, the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

         7.5 Information.

                  To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their deaths or other events which cause termination of their participation in the Plan, and such other pertinent facts as the Committee may require.

         7.6 Compensation, Expenses and Indemnity.

                  (a) The members of the Committee shall serve without compensation for their services hereunder.

                  (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

                  (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

         7.7 Quarterly Statements.

                  Under procedures established by the Committee, a Participant shall receive a statement showing the Distributable Amount (broken down by investment fund subaccount) with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

         7.8 Disputes.

                  (a) Claim.

                           A person who believes that he or she is being denied
a benefit to which he or she is entitled under the Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.

                  (b) Claim Decision.

                           Upon receipt of a claim, the Company shall advise the
Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for special circumstances.

                           If the claim is denied in whole or in part, the
Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of the Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, the (E) the time limits for requesting a review under subsection (c).

                  (c) Review of Decision.

                           Within sixty (60) days after the Committee's receipt
of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision, setting forth the specific reasons for the decision containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Unsecured General Creditor.

                  Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property, investments or assets of the Company or of any trust or fund that may be established or purchased by the Company to help satisfy its obligations hereunder. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the

Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. The Company may satisfy its obligations hereunder by causing a third party to make any of the payments required of the Company hereunder. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.

         8.2 Restriction Against Assignment.

                  The Company shall pay all amounts payable hereunder only to the person or persons designated pursuant to the provisions of the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, such distribution or payment shall be null and void and of no force or effect.

         8.3 Withholding.

                  There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes and other amounts which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) of a Participant by the amount of cash sufficient to provide such taxes and amounts.

         8.4 Amendment, Modification, Suspension or Termination.

                  The Board may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts and the Plan may not be terminated solely in order to accelerate the payment of benefits. In the event that this Plan is terminated, the amounts credited to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of Plan termination.

         8.5 Adoption by Affiliates.

                  With the permission of the Board, the Plan may be adopted by any corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the

Code) of which Gadzooks, Inc. is a component member. Such adoption may be on such terms and conditions as the Board may prescribe.

         8.6 Governing Law.

                  This Plan shall be construed, governed and administered in accordance with the laws of the State of Texas.

         8.7 Receipt of Release.

                  Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to any such payment, to execute a receipt and release to such effect.

         8.8 Payments on Behalf of Persons Under Incapacity.

                  In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person determined by the Committee, in its sole judgment, to have assumed the guardianship or care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

         8.9 Limitation of Rights and Employment Relationship.

                  Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company, except as provided in the Plan and Trust; and in no event shall the terms of employment of any employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

         8.10 Headings.

                  Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

                  IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer as of the Effective Date.

                                   GADZOOKS, INC.

                                   By:   /s/ MONTY R. STANDIFER
                                      ------------------------------------------
                                   Title:  Senior Vice President
                                         ---------------------------------------